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        EXHIBIT 23 TO ANNUAL REPORT ON FORM 10-K FOR SYMIX SYSTEMS, INC.

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-40546, No. 33-45416, No. 33-73014, No. 33-73016, No. 333-660,
No. 333-10631, No. 333-10633, No. 333-43947 and No. 333-91811, and Form S-3 No.
333-42894) of Symix Systems, Inc. of our report dated July 27, 2000, with respect to the consolidated financial statements and the financial statement schedule included in this Annual Report (Form 10-K) of Symix Systems, Inc.


/s/ Ernst & Young LLP
September 22, 2000